UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): July 31, 2025

Kyndryl Holdings, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40853 (Commission File Number)	86-1185492 (I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address of principal executive offices, and Zip Code)

855-596-3795
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting on July 31, 2025, the Company’s stockholders: (1) elected the persons listed below to serve as directors; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (3) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. Each of these proposals is described in greater detail in the 2025 Proxy Statement. Set forth below are the voting results for these proposals.

Proposal 1—Election of Directors

Each director nominee received the support of more than 99% of the votes cast:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Janina Kugel	163,902,853	1,109,789	386,891	30,910,886
Denis Machuel	164,409,899	624,923	364,711	30,910,886
Rahul N. Merchant	164,303,490	679,538	416,505	30,910,886

Proposal 2—Advisory Vote to Approve Executive Compensation

97.4% of the votes present and entitled to vote approved the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
161,033,710	3,718,933	646,890	30,910,886

Proposal 3—Ratification of the Appointment of the Independent Registered Public Accounting Firm

99.4% of the votes present and entitled to vote ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026:

Votes For	Votes Against	Abstentions
195,174,809	776,690	358,920

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2025

KYNDRYL HOLDINGS, INC.

By:	/s/ Evan Barth
Name: Evan Barth
Title: Vice President, Associate General Counsel and Assistant Corporate Secretary